Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts. com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
October 9, 2008
001166.1415
CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002
CenterPoint Energy Houston Electric, LLC
1111 Louisiana
Houston, Texas 77002
Ladies and Gentlemen:
          As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by CenterPoint Energy, Inc., a Texas corporation (“CenterPoint Energy”), and CenterPoint Energy Houston Electric, LLC, a Texas limited liability company (“CenterPoint Houston”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by CenterPoint Energy and CenterPoint Houston from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (a) CenterPoint Energy’s senior debt securities (the “Senior Debt Securities”), (b) CenterPoint Energy’s junior subordinated debt securities (the “Junior Subordinated Debt Securities”), (c) shares of CenterPoint Energy’s common stock, par value $0.01 per share (the “Common Stock”), (d) shares of CenterPoint Energy’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (e) stock purchase contracts of CenterPoint Energy (the “Stock Purchase Contracts”), (f) equity units of CenterPoint Energy (the “Equity Units”) and (g) general mortgage bonds of CenterPoint Houston (the “Mortgage Bonds”). The Senior Debt Securities, Junior Subordinated Debt Securities, Common Stock, Preferred Stock, Stock Purchase Contracts, Equity Units and Mortgage Bonds are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
          Each series of Senior Debt Securities is to be issued pursuant to the Indenture, dated as of May 19, 2003 (the “Senior Indenture”), between CenterPoint Energy and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee; each series of Junior Subordinated Debt Securities is to be issued pursuant to the an indenture (the “Junior Subordinated Indenture”), to be entered into between CenterPoint Energy and The Bank of New York Mellon Trust Company, National Association, as trustee; and each series of Mortgage Bonds is to be issued pursuant to the General Mortgage Indenture, dated as of October 10, 2002 (the “Mortgage Indenture” and, together with the Senior Indenture and the Junior Subordinated Indenture, the “Indentures”), between CenterPoint Houston and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee. Each Indenture will be supplemented, in connection with the issuance of each series of Senior Debt Securities, Junior Debt Securities or Mortgage Bonds, as

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the case may be, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.
          In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of CenterPoint Energy’s restated articles of incorporation and by-laws and CenterPoint Houston’s articles of organization and limited liability company regulations, each as amended to date (the “Charter Documents” of such entity), the Indentures, and corporate and limited liability company records of CenterPoint Energy and CenterPoint Houston, respectively, including minute books as furnished to us by you, certificates of public officials and of representatives of CenterPoint Energy and CenterPoint Houston, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers and representatives of CenterPoint Energy and CenterPoint Houston and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals thereof and that all information submitted to us is accurate and complete. In connection with this opinion, we have assumed that:
     (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
     (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;
     (d) in the case of any Securities issued by CenterPoint Energy, the Board of Directors of CenterPoint Energy or, to the extent permitted by the Texas Business Corporation Act, as amended (the “TBCA”) and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors of CenterPoint Energy or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of such Securities and any other securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;
     (e) in the case of Mortgage Bonds, the sole manager of CenterPoint Houston (the “Sole Manager”) will have taken all necessary action to authorize the issuance of the Mortgage Bonds, and to authorize the terms of the offering and sale of such Mortgage Bonds and related matters;

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     (f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by CenterPoint Energy or CenterPoint Houston, as applicable, and the other parties thereto (the “Purchase Agreement”);
     (g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
     (h) all Securities will be delivered (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board or Sole Manager, as applicable, upon receipt of the consideration therein provided or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board or Sole Manager, as applicable, for the consideration approved by the Board or Sole Manager, as applicable;
     (i) in the case of any series of Securities issuable under an Indenture:
•	the Board or Sole Manager, as applicable, will have taken all necessary corporate or limited liability company action, as applicable, to designate and establish the terms of such series of Securities in accordance with the terms of the applicable Indenture, and such Securities will not include any provision that is unenforceable;

•	the applicable Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

•	forms of Securities complying with the terms of the applicable Indenture and evidencing such Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;
     (j) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of CenterPoint Energy, in each case in accordance with the provisions of the Charter Documents of CenterPoint Energy; there will be sufficient shares of Common Stock or Preferred Stock authorized under such Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to CenterPoint Energy or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to CenterPoint Energy for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;

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     (k) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a statement of resolution respecting such series to be prepared and filed with the Secretary of State of the State of Texas;
     (l) in the case of Junior Subordinated Debt Securities, an indenture substantially in the form of the Junior Subordinated Indenture will have been duly executed and delivered by CenterPoint Energy and the trustee thereunder;
     (m) in the case of Stock Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; such Stock Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the parties thereto; and neither such Stock Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and
     (n) in the case of Equity Units, the Board will have taken all necessary corporate action to establish the terms of such Equity Units and the terms of the Securities, if any, such Equity Units include; the actions referred to in paragraph (m) above will have been taken with respect to the Stock Purchase Contracts included in such Equity Units; if such Equity Units include securities other than Securities, such other securities will have been duly and validly executed, issued and delivered by the issuer thereof and will be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms; and no agreement or other instrument establishing such Equity Units or defining the rights of the holders of such Equity Units will contain any provision that is unenforceable.
          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
     1. CenterPoint Energy is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.
     2. CenterPoint Houston is a limited liability company duly organized and validly existing in good standing under the laws of the State of Texas.
     3. The Senior Debt Securities, Junior Subordinated Debt Securities, Stock Purchase Contracts and Equity Units included in the Securities will, when issued, constitute legal, valid and binding obligations of CenterPoint Energy, enforceable against CenterPoint Energy in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

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     4. The Mortgage Bonds included in the Securities will, when issued, constitute legal, valid and binding obligations of CenterPoint Houston, enforceable against CenterPoint Houston in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
     5. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and non-assessable.
          The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, applicable federal law and the contract law of the State of New York. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the references to our Firm under the heading “Legal Matters” in the prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.
GMS/ECS/GCJ